UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2016

SPRAGUE RESOURCES LP
(Exact name of registrant as specified in its charter)

Delaware	001-36137	45-2637964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 International Drive
Portsmouth, NH 03801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (800) 225-1560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 7.01 Regulation FD Disclosure
On October 28, 2016, Sprague Resources LP, a Delaware limited partnership (the “Partnership”) issued a press release announcing that the Board of Directors of its general partner, Sprague Resources GP LLC, has declared a cash distribution of $0.5625 per unit for the quarter ended September 30, 2016. The distribution will be paid on November 14, 2016, to unitholders of record as of the close of business November 8, 2016.
In addition, the Partnership announced it will release its third quarter 2016 results before the opening of trading on the NYSE on Monday, November 7, 2016. The company will also host a conference call on November 7, 2016, at 1 p.m. Eastern time to discuss its third quarter financial results. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and incorporated by reference.
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
In accordance with General Instruction B.2 of Form 8-K, the above information and the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K are being furnished under Items 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT	DESCRIPTION
99.1	Sprague Resources LP Press Release dated October 28, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRAGUE RESOURCES LP

By: Sprague Resources GP LLC, its General Partner

By: /s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance
Officer and Secretary

Dated: October 28, 2016

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Sprague Resources LP Press Release dated October 28, 2016